Exhibit 99.1

Mawson Infrastructure Group Inc. Announces Monthly Financial Update for October 2025

MIDLAND, Pa., Nov. 25, 2025 (GLOBE NEWSWIRE) — Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or the “Company”), a U.S.-based technology company that designs, builds, and operates next-generation digital infrastructure platforms providing services to the artificial intelligence (AI), high-performance computing (HPC), digital assets (including Bitcoin mining), and other intensive compute applications market sectors, announced today its unaudited revenue results for the month of October 2025.

Kaliste Saloom, Interim CEO of Mawson, said, “At Mawson, transparency is central to our approach, and we remain committed to sharing both our progress and our challenges. While October’s financial results reflect a transitional period, we are energized by the strategic steps we’ve taken to position the Company for growth. The extension of our Bellefonte lease provides a strong foundation for future operations, and our previously announced GPU pilot program is advancing as planned. This initiative is a critical component of our strategy to diversify beyond Bitcoin mining and expand into HPC and AI workloads — markets that we believe represent significant long-term opportunities. These developments reinforce our confidence in Mawson’s ability to adapt and thrive. We look forward to building on this momentum and are working to deliver improved performance in the months ahead.”

October 2025 Unaudited Revenue

●	Total monthly revenue was $3.3 million, down 30% Y/Y from October 2024 and down 36% M/M from September 2025.

●	Digital colocation revenue was $1.6 million, down 59% Y/Y from October 2024 and down 56% M/M from September 2025.

●	Energy management revenue was $1.6 million, up 191% Y/Y from October 2024 and up 29% M/M from September 2025

●	Digital assets mining revenue from self-mining operations was $0.1 million, down 55% Y/Y from October 2024 and down 62% M/M from September 2025.

About Mawson Infrastructure

Mawson is a U.S.-based technology company that designs, builds, and operates next-generation digital infrastructure platforms. The company provides services spanning AI, HPC, digital assets (including Bitcoin mining), and other intensive compute applications. Mawson delivers both self-mining operations and colocation/hosting for enterprise customers, with a vertically integrated infrastructure model built for scalability and efficiency.

A core part of Mawson’s strategy is powering its operations with carbon-free energy resources—including nuclear power—ensuring that its compute platforms support the rapid growth of the digital economy in an environmentally sustainable way. With 129 megawatts of capacity already online and more under development, Mawson is positioning itself as a competitive provider of carbon-aware digital infrastructure solutions.

Articles and recent news related to the Company are available at www.mawsoninc.com/articles.

For more information, visit: https://mawsoninc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding listing matters, potential financing activities, operational plans, legal proceedings, strategy, and other future events. Words such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “seek,” “may,” “will,” “estimate,” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements in this press release include, among others, the success of the GPU pilot program and future operations and growth opportunities at the Bellefonte facility.

These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation, continued evolution and uncertainty related to technologies and digital infrastructure; our ability to continue as a going concern; our ability to cure any continued listing deficiencies and maintain the listing of our common stock on Nasdaq; the availability of our “at-the-market” program and our ability or inability to secure additional funds through equity financing transactions; access to reliable and reasonably priced electricity sources; operational, maintenance, repair, safety, and construction risks; the failure or breakdown of mining equipment, or internet connection failure; our reliance on key management personnel and employees; our ability to attract or retain the talent needed to sustain or grow the business; our ability to develop and execute on our business strategy and plans; counterparty risks related to our customers, agreements and/or contracts; the loss of a significant digital colocation customer; adverse actions by creditors, debt providers, or other parties; continued evolution and uncertainty related to growth in blockchain and Bitcoin and other digital assets’ usage; high volatility in Bitcoin and other digital assets’ prices and in value attributable to our business; our need to, and difficulty in, raising additional debt or equity capital and the availability of financing opportunities; failure to maintain required compliance to remain eligible for the most cost-effective forms of raising additional equity capital; the evolution of AI and HPC market and changing technologies; the slower than expected growth in demand for AI, HPC and other accelerated computing technologies; the ability to timely implement and execute on AI and HPC digital infrastructure contracts or deployment; the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned; downturns in the digital assets industry; counterparty risks and risks of delayed or delinquent payments from customers and others; inflation, economic or political environment; cyber-security threats; our ability to obtain proper insurance; banks and other financial institutions ceasing to provide services to our industry; changes to the Bitcoin and/or other networks’ protocols and software; the decrease in the incentive or increased network difficulty to mine Bitcoin; the increase of transaction fees related to digital assets; the fraud or security failures of large digital asset exchanges; the regulation and taxation of digital assets like Bitcoin; our ability to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; how our common stock shares may and/or will be impacted by the dismissal of the involuntary petition filed against us in the United States Bankruptcy Court for the District of Delaware; material litigation, investigations, or enforcement actions, including by regulators and governmental authorities; and other risks described in Mawson’s filings with the SEC. Mawson undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Investor Contact: IR@mawsoninc.com

Partnerships Contact: Partnerships@mawsoninc.com

Media and Press Contact: mediarelations@mawsoninc.com